SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
Blair Corporation

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BLAIR CORPORATION
Warren, Pennsylvania

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS OF
BLAIR CORPORATION
to be held on Thursday, April 21, 2005

To The Stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders of Blair Corporation, a Delaware corporation, will be held at The Library Theatre, 302 Third Avenue West, Warren, Pennsylvania, on Thursday, April 21, 2005, at 11:00 a.m., for the following purposes:

1.	To elect twelve directors to serve for a term of one year and until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent public accountants of Blair Corporation for the year 2005; and

3.	To transact such other business as may lawfully come before the meeting or any adjournments thereof.
      The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.
      To assure that your shares are represented at the meeting, please date, sign and return the enclosed proxy. A postage-paid, self-addressed envelope is enclosed for your convenience in returning the proxy. If you decide to attend the meeting, you may revoke the proxy at any time before it is voted.

Daniel R. Blair
Secretary

Dated:	March 21, 2005 Warren, Pennsylvania

PROXY STATEMENT
Solicitation and Voting of Proxies
Voting Securities
PRINCIPAL HOLDERS OF COMMON STOCK
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
Section 16(a) Beneficial Ownership Reporting Compliance
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
Stock Option Grants
Long Term Compensation Program
Change in Control Severance Agreements
COMMITTEES OF THE BOARD OF DIRECTORS
Executive Committee
Subsidiary Oversight Committee
Nominating and Corporate Governance Committee
Audit Committee
REPORT OF THE AUDIT COMMITTEE
Compensation Committee
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Officer Compensation
REPORT OF THE COMPENSATION COMMITTEE
STOCK PERFORMANCE GRAPH
Security Holder Communications with the Board of Directors
PROPOSAL 2. APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
OTHER MATTERS
Receipt of Stockholder Proposals
Expense of Solicitation of Proxies

BLAIR CORPORATION
Warren, Pennsylvania
March 21, 2005
PROXY STATEMENT
Solicitation and Voting of Proxies
      This Proxy Statement solicits proxies on behalf of the management of Blair Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company, to be held at 11:00 a.m. on Thursday, April 21, 2005, at The Library Theatre, 302 Third Avenue West, Warren, Pennsylvania. The Company’s principal executive offices are located at 220 Hickory Street, Warren, Pennsylvania 16366.
      Under Delaware law, any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
      The shares represented by proxies received by the Company’s management will be voted at the meeting, or at any adjournment thereof, in accordance with the specifications made therein. If no specifications are made on a proxy card, it will be voted FOR the nominees listed on the proxy card and FOR the other matters specified on the proxy card. Proxies, which are not voted, will not be counted toward establishing a quorum. Stockholders should note that while broker non-votes and votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.
      Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of the proxy card, however, confers on the designated proxies’ discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.
      A copy of the 2004 Annual Report of the Company, including financial statements and a description of the Company’s operations for 2004 accompanies this Proxy Statement, but is not incorporated in this Proxy Statement by this reference. This Proxy Statement, Notice of Meeting and the enclosed proxy card are first being mailed to stockholders on or about March 21, 2005.
Voting Securities
      The securities, which may be voted at the Annual Meeting, consist of shares of common stock of the Company, par value $.01 (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.
      The Board of Directors has fixed the close of business on March 4, 2005 as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As reported by the transfer agent, there were 8,242,176 shares of the Company’s Common Stock outstanding as of the Record Date.
      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. In the event there are insufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors the enclosed proxy card enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, directors are elected by a majority of votes cast, without regard to either (i) broker non-votes; or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.
      As to the ratification of Ernst & Young LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box a stockholder may (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company’s bylaws, all such matters shall be determined by a majority of the votes cast without regard to either (a) broker non-votes; or (b) proxies marked ABSTAIN as to that matter.
      Proxies solicited hereby will be returned to the Company’s transfer agent and will be tabulated by inspectors of election designated by the Company who will not be employed by or be directors of the Company or any of its affiliates. After the final adjournment of the Annual Meeting the proxies will be returned to the Company for safekeeping.
PRINCIPAL HOLDERS OF COMMON STOCK
      (a) Security Ownership of Certain Beneficial Owners. The table below sets forth information as of the Record Date with respect to each person and institution known to the Company’s management to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Common Stock.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class*

Opportunity — Santa Monica Group 1865 Palmer Avenue Larchmont, NY 10538	685,600(1)	8.32%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	669,700(2)	8.13%
The PNC Financial Services Group, Inc. 249 5th Avenue Pittsburgh, PA 15222	500,509(3)	6.07%
Loeb 61 Broadway New York, NY 10006	498,947(4)	6.05%

*	For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 8,242,176, which amount represents the figure reported as outstanding by the transfer agent as of the Record Date.

(1)	Opportunity — Santa Monica Group is comprised of Santa Monica Partners Opportunity Fund L.P. (“SMPOP”) and Santa Monica Partners, L.P. (“SMP”) are both New York limited partnerships, and Santa Monica Partners Asset Management LLC and SMP Asset Management LLC, both Delaware limited liability companies, act as general partner for SMPOP and SMP, respectively. Their principal business address is 1865 Palmer Avenue, Larchmont, NY 10538. Mr. Phillip Goldstein is deemed to be the beneficial owner of 339,100 shares of Company Common Stock, Mr. Dakos is deemed to be the beneficial owner of 38,800 shares of Company Common Stock and Mr. Lawrence Goldstein is deemed to be the owner of 307,700 shares of Company Common Stock. The aggregate amount of shares of Company Common Stock owned is 685,600.
      The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13D filed on February 14, 2005 by Opportunity — Santa Monica Group.

(2)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 669,700 shares of the Company’s Common Stock as of December 31, 2004, all of which shares are held in portfolios of four registered investment companies for which Dimensional serves as investment advisor and certain other investment vehicles, including co-mingled group trusts and separate accounts for which Dimensional serves as investment manager. The portfolios own all of the shares and Dimensional disclaims beneficial ownership of all such shares.
      The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 9, 2005 by Dimensional Fund Advisors, Inc.

(3)	PNC Bank, N.A., a wholly-owned subsidiary of PNC Bancorp, Inc., which is itself a wholly-owned subsidiary of PNC Financial Services Group, Inc., is deemed to have beneficial ownership of 500,509 shares of the Company’s Common Stock as of December 31, 2004.
      The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 10, 2005 by PNC Financial Services Group.

(4)	Loeb consists of seven entities, (1) Loeb Arbitrage Fund (“LAF”), a New York limited partnership and a registered broker-dealer, (2) Loeb Arbitrage Management (“LAM”), a Delaware corporation and the general partner of LAF, (3) Loeb Partners Corporation (“LPC”), a Delaware corporation and registered broker-dealer, (4) Loeb Holding Corporation (“LHC”), a Maryland corporation and the sole stockholder of LAM and LPC, (5) Loeb Offshore Fund, Ltd. (“LOF”), a Cayman Islands exempted company, (6) Loeb Offshore Management, LLC (“LOM”), a Delaware limited liability company and a registered investment advisor, is wholly owned by LHC and is LOF’s and LMOF’s investment advisor, (7) Loeb Marathon Fund (“LMF”), a Delaware limited partnership whose general partner is LAM, and (8) Loeb Marathon Offshore Fund, Ltd. (“LMOF”), a Cayman Islands exempted company. Together Loeb own 498,947 shares of the Company’s Common Stock as of January 19, 2005, including 13,497 shares of Common Stock purchased for the account of one customer of LPC as to which it has investment discretion.
      The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13D filed on January 19, 2005 by Loeb Partners Corporation.

      (b) Security Ownership of Management. The following table sets forth, as of the Record Date, certain information with respect to Common Stock owned beneficially by each director and nominee for election as a director, the named executive officers included below under “Executive Compensation,” and by all current directors and executive officers of the Company as a group.

	Number of Shares
Name of	and Nature of		Percent
Beneficial Owner	Beneficial Ownership(1)		of Class**

Steven M. Blair	34,725	(2)(3)(4)	*
Robert D. Crowley	33,851	(2)(3)	*
Harriet Edelman	2,825	(5)	*
Cynthia A. Fields	1,325		*
Bryan J. Flanagan	17,349	(3)(8)	*
John O. Hanna	12,600	(2)	*
Craig N. Johnson	6,150		*
Murray K. McComas	52,225	(2)(5)	*
Thomas P. McKeever	40,240	(3)(9)	*
Ronald L. Ramseyer	2,575		*
Randall A. Scalise	19,060	(2)(3)	*
Michael A. Schuler	1,500		*
John E. Zawacki	100,626	(2)(3)	1.22%
All directors and executive officers as a group (includes 23 persons)	487,916	(2)(3)(5)(6)(7)(8)(9)	5.92%

*	Does not exceed 1%

**	For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is the number of shares of Common Stock reported as outstanding by the transfer agent as of the Record Date.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2)	The share totals include the following shares of Common Stock held by and for the benefit of members of the immediate families of certain nominees and executive officers, as to which the indicated nominees and executive officers have no voting or investment power, beneficial interest in which is disclaimed by such nominees and executive officers: Steven M. Blair (7,500 shares), Robert D. Crowley (13,034 shares), John O. Hanna (2,600 shares), Murray K. McComas (980 shares), Randall A. Scalise (450 shares) and John E. Zawacki (22,500 shares).

(3)	The share totals include the following shares of Common Stock underlying stock options granted by the Company, which are exercisable now or within 60 days of the Record Date: Steven M. Blair (5,200 shares), Robert D. Crowley (10,067 shares), Bryan J. Flanagan (10,000 shares), Thomas P. McKeever (13,200 shares), Randall A. Scalise (4,134 shares) and John E. Zawacki (54,396 shares) and all directors and executive officers listed as a group (148,291 shares).

(4)	Steven M. Blair is not related to Daniel R. Blair, the Company Secretary.

(5)	The share totals include the following shares, which were deferred pursuant to the Company’s Stock Accumulation and Deferred Compensation Plan for non-management directors: Harriet Edelman (2,075 shares) and Murray K. McComas (1,500 shares).

(6)	The share totals include 2,700 shares of Common Stock, which are held by or for the benefit of members of the immediate families of executive officers of the Company not identified individually in this chart, as to which such executive officers have no voting or investment power, beneficial interest in which is disclaimed by such executive officers.

(7)	Such share totals include an aggregate of 575 shares of Common Stock jointly owned by certain of the directors and executive officers with their spouses.

(8)	Includes 1,250 shares of Company Common Stock held by Mr. Flanagan as co-trustee of the Bryan J. Flanagan Revocable Trust.

(9)	Includes 4,250 shares of Company Common Stock, which Mr. McKeever holds in an IRA.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
      One of the purposes of the meeting is to elect twelve directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The persons named in the proxy intend to vote the proxy for the election as directors the nominees named below. If, however, any nominee is unwilling or unable to serve as a director, which is not now expected, the persons named in the proxy reserve the right to vote for such other person as may be nominated by management. Directors will be elected by a majority of the votes cast at the Annual Meeting.
      The table below sets forth the name of each nominee for election as a director and the nominee’s age, position with the Company, business experience and principal occupation during the past five years, and family relationships with other directors. All of the nominees were elected as directors at the Company’s 2004 Annual Meeting of Stockholders.
      The Board of Directors recommends the election of each nominee for director listed below.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Steven M. Blair	61	Director and Vice President (Customer Services)	1986	Vice President (Customer Services) for the past five years.
Robert D. Crowley	55	Director and Senior Vice President (Menswear, Home, and Marketing Services)	1994	Senior Vice President (Menswear, Home, and Marketing Services), July 2002 – present; Manager and Vice President, Blair Payroll LLC, 2002 – present; Vice President (Menswear), June 1981 – July 2002.
Harriet Edelman	49	Director	2001	Member of Executive Committee, April 2004 – present; Director, Hershey Foods Corp., April 2003 – present; Senior Vice President, Business Transformation and Chief Information Officer, Avon Products, Inc., New York, NY, January 2000 – present.
Cynthia A. Fields	55	Director	2003	Director, Boston Proper, June 2001 – present; President, CFC Consulting, June 2001 – present; President and Chief Executive Officer, Victoria’s Secret Direct, September 1987 – May 2000.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Bryan J. Flanagan (1)	52	Director, Senior Vice President, and Chief Financial Officer	2002	Chief Financial Officer, June 2002 – present; Senior Vice President, July 2002 – present; Manager and Treasurer, Blair Payroll LLC, April 2003 – present. Chief Financial Officer and Chief Operating Officer, Mattress Discounters Corporation, Upper Marlboro, MD, July 2000 – November 2001; Senior Vice President (Financial Operations), Security Capital Group Inc., El Paso, TX, June 1995 – June 2000.
John O. Hanna	73	Director	1992	Member of Executive Committee, January 2000 – present; Director, JLB Service Bank, August 2003 – present; Chairman of the Board of Directors, Northwest Bancorp, Inc., Warren, PA, July 2001 – July 2003; Director, President and Chief Executive Officer, Northwest Bancorp, Inc., Warren, PA, November 1994 – July 2001; Chairman, Northwest Savings Bank, Warren, PA, July 1998 – July 2003; Director, Jamestown Savings Bank, Jamestown, NY, November 1995 – present; President and Chief Executive Officer, Jamestown Savings Bank, Jamestown, NY, July 1998 – July 2003.
Craig N. Johnson	63	Chairman of the Board	1997	Chairman of the Board, April 2003 – present; Member of Executive Committee, January 2000 – present; Managing Director and Partner, Glenthorne Capital, Inc., Philadelphia, PA, February 1994 – February 2002.
Murray K. McComas	68	Director	1977	Member of Executive Committee 1987 – 2003; Chairman of the Board, April 1987 – April 2003.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

Thomas P. McKeever	56	Director and Senior Vice President (Operations and Administration)	1994	Senior Vice President (Operations and Administration), July 2002 – present; Vice President (Corporate Affairs and Human Resources), January 1997 – July 2002; Director, Blair Holdings, Inc., September 1996 – September 2001; Manager and Vice President, Blair Payroll LLC, May 2000 – present.
Ronald L. Ramseyer	62	Director	2001	Executive Vice President – Chief Marketing Officer, Casual Male Retail Group, Inc., Canton, MA, March 2005 – present; Consultant – strategic planning & multi-channel marketing, December 2002 – March 2005; President of Direct Marketing, Bass Pro Shops, Springfield, MO, April 2001 – November 2002; President and Chief Executive Officer, Macy’s By Mail, Inc., September 1997 – March 2001.
Michael A. Schuler	55	Director	2003	President and Chief Executive Officer, Westny Building Products Co., December 2003 – present; President and Chief Executive Officer, Donerail Investments, Ltd., Bradford, PA, March 2001 – December 2003; Chairman of Audit Committee, National City Corporation, Cleveland, OH 2000 – 2002; Board Member, Audit Committee Member, Public Policy Committee Member, National City Corporation, Cleveland, OH, 1996 – 2002; Chairman, President and Chief Executive Officer, Zippo Manufacturing Co., Bradford, PA, September 1986 – March 2001.

				Business
		Position with	Director	Experience During
Name	Age	Company	Since	Past Five Years

John E. Zawacki	56	Director, President, and Chief Executive Officer	1988	President and Chief Executive Officer, December 1999 – present; Member of Executive Committee 1996 – present; Manager and President, Blair Payroll LLC, May 2000 – present.

(1)	Bryan J. Flanagan’s previous employer, Mattress Discounters Corporation, filed for Chapter 11 bankruptcy protection in October 2002, approximately one year after his departure from the company.
      The table below sets forth the name of each executive officer of the Company not listed above, his or her age, position with the Company and business experience during the past five years:

			Executive	Business
		Position with	Officer	Experience During
Name	Age	Company	Since	Past Five Years

Daniel R. Blair	36	Corporate Secretary	2003	Corporate Secretary, April 2003 – present; Corporate Human Resources Representative for the past five years.
David N. Elliott	51	Senior Vice President (Womenswear)	2004	Senior Vice President (Womenswear), July 2004 – present; Vice President and General Merchandising Manager, Ross Simons, Cranston, RI, January 2003 – July 2004; Executive Vice President, Merchandising and Product Development, Petals, Inc., Tarrytown, NY, 1994 – 2003.
Mark J. Espin	49	Vice President (Womenswear)	1999	Vice President (Womenswear), for the past five years.
John A. Lasher	53	Vice President (Advertising)	1987	Vice President (Advertising) for the past five years; Director, Blair Holdings, Inc., September 1993 – present; President, Blair Holdings, Inc., September 2001 – present.
Marsha D. Maier	55	Vice President (Menswear)	2002	Vice President (Menswear), July 2002 – present; Assistant Vice President (Menswear), April 1995 – July 2002.

			Executive	Business
		Position with	Officer	Experience During
Name	Age	Company	Since	Past Five Years

Jeffrey H. Parnell	43	Vice President (Marketing)	2000	Vice President (Marketing), May 2004 – present; Vice President (E-commerce), September 2000 – May 2004; Chief Executive Officer, Eximious, Inc. and Eximious, Ltd., Northfield, IL and London, U.K., November 1998 – August 2000.
Michael A. Rowe	50	Chief Information Officer and Vice President (Information Services)	2000	Chief Information Officer, July 2002 – present; Vice President (Information Services), January 2000 – present.
Randall A. Scalise	50	Vice President (Fulfillment)	1993	Vice President (Fulfillment) for the past five years.
James H. Smith	58	Vice President (Corporate Facilities Planning)	1995	Vice President (Corporate Facilities Planning) for the past five years.
Lawrence R. Vicini	56	Vice President (International Trade)	1992	Vice President (International Trade) for the past five years; Director and President, Blair International Holdings, Inc., December 2000 – present; Director, Blair International, Ltd., January 2001 – present; Director, Blair International Singapore Pte. Ltd., January 2001 – present.
Stephen P. Wiedmaier	53	Vice President (Credit Management)	1998	Vice President (Credit Management) for the past five years; President and Chief Executive Officer, JLB Service Bank, August 2003 – present; President and Director, Blair Credit Services Corporation, December 2000 – present; President and Director, Blair Factoring Company, December 2000 – June 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers (as defined in regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder), directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on a review of copies of such reports of ownership furnished to the Company or written representations that no forms were necessary the Company believes that during the past fiscal year its officers and directors complied with all filing requirements, with the exception of Lewis Shapiro who inadvertently did not report one transaction on a timely basis. The Company does not have any greater than ten percent (10%) beneficial owners.
EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2004.
Equity Compensation Plan Information

(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted Average	Remaining Available
	to be Issued Upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders	220,809	$21.85	562,914
Equity Compensation Plans Not Approved by Stockholders	–0–	—	–0–

Total	220,809	$21.85	562,914
EXECUTIVE COMPENSATION
      The following table summarizes the compensation earned by and awarded to the Company’s chief executive officer, John E. Zawacki, and its four most highly compensated executive officers other than Mr. Zawacki, for all services rendered to the Company during 2004 and for each of the previous two years.

					Long-Term
					Compensation
		Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Options(5)	Compensation(6)

John E. Zawacki	2004	$490,148	$179,480	$111,895	$411,243	—	$40,501
President and CEO	2003	461,499	108,194	5,155	69,225	26,502	34,339
	2002	424,684	158,391	72,779	96,525	26,502	39,367
Bryan J. Flanagan	2004	302,724	100,789	18,851	56,265	—	23,936
Senior Vice President	2003	287,067	65,311	17,830	34,613	15,000	40,640
And CFO(7)	2002	142,790	60,840	67,892	94,116	—	4,217
Thomas P. McKeever	2004	288,425	95,139	193,293	141,128	—	23,203
Senior Vice President	2003	273,505	62,255	4,977	34,613	15,000	18,814
(Operations and	2002	246,573	80,641	36,046	48,263	9,600	26,519
Administration)
Robert D. Crowley	2004	288,425	96,028	91,728	141,128	—	23,678
Senior Vice President	2003	273,505	56,755	38,540	34,613	15,000	23,781
(Menswear, Home and	2002	245,526	79,970	22,888	32,191	6,201	30,897
Marketing Services)
Randall A. Scalise	2004	240,862	62,574	65,076	24,805	—	19,775
Vice President	2003	228,645	36,219	40,278	10,725	6,201	16,977
(Fulfillment)	2002	221,241	46,109	58,761	18,182	6,201	19,926

(1)	No directors’ fees are paid to any management member of the Board of Directors.

(2)	On January 19, 2004, the Compensation Committee approved an incentive award schedule for fiscal year 2004. Executive officers were eligible to receive awards equal to a percentage of their salary income for 2004. The base payout goal for 2004 was $16,800,000, such that no incentive awards would be received unless the Company’s income before income taxes equaled or exceeded this threshold figure. The income before income taxes in 2004 was $23,366,647. Consequently, the incentive compensation was paid by the Company to its executive officers in 2005 for fiscal year 2004. Incentive compensation was paid by the Company to its executive officers in 2004 for 2003 and in 2003 for 2002.

(3)	The figure for 2004 includes the sum of (i) amounts reimbursed to the named executive officers for the payment of taxes on restricted stock awards and the underlying vesting of shares, (ii) interest imputed on the deferred payment for restricted stock not yet fully paid for by the named executive officers, (iii) with respect to shares purchased by the named executive officers through the exercise of nonqualified stock options, the dollar value of the difference between the price paid by the named executive officers and the fair market value of such security at the date of purchase, and (iv) amounts paid out to compensate the named executive officers for personal days, of which employee is entitled to five, not utilized during the year.

(4)	The figures for restricted stock awards made prior to July 2002 under the Omnibus Plan include the dollar value of the difference between the purchase price to be paid by the named executive officer for stock and the fair market value of the stock on the date of grant. The purchase price for shares purchased prior to July 2002 under the Omnibus Plan is paid over time out of cash dividends, when and if declared and paid by the Company. The Company received no cash at the time the shares were purchased although the participant received the rights to receive dividends and vote the shares at that time. Awarded shares are subject to repurchase by the Company for the dividends, which have been paid toward the purchase price, if the participant’s employment with the Company terminates for reasons other than death, retirement, termination without cause, or disability. For stock received under the Employee Stock Purchase Plan (“ESPP”) or the Omnibus Plan prior to July 2002 there is no vesting schedule and vesting occurs when the stock received is fully paid. Full payment will vary, therefore, depending upon changes to the Company’s dividend policy from year to year. Dividends are paid on all shares of restricted stock received pursuant to the ESPP or the Omnibus Plan prior to July 2002 as and when dividends are declared by the Company with respect to all of its outstanding Common Stock.

Aggregate restricted stock award holdings and related amount owed at the end of 2004 for each of the named executive officers were:

(1)
Name	Number of Shares	Amount Owed

	(as of 12/31/04)
John E. Zawacki	15,000	$69,300
Bryan J. Flanagan	5,000	32,500
Thomas P. McKeever	9,750	44,250
Robert D. Crowley	6,100	27,980
Randall A. Scalise	4,804	21,284

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

After July 2002, the Company no longer issues stock subject to deferred payment for employee stock purchases by named executive officers at less than the fair market value of the stock pursuant to the Omnibus Plan. Accordingly, the figure for 2002 includes the full value of the stock grants received after July 2002 under the Omnibus Plan. The figure for 2004 includes the value of stock grants received pursuant to restricted stock awards made to the named executive officers during 2004 under the Omnibus Plan.

Restricted stock awards were made in 2004 under the Company’s Omnibus Plan. In addition, in February of 2004, the Company entered a restricted stock award agreement with certain of the executive officers whereby awards made under the Omnibus Plan are subject to matching grants to the extent an executive officer purchases shares during the vesting period at fair market value. The awards and the matching grant each vest over a five-year period, commencing in 2005. The 2004 issuance is described more fully below under “Report of the Compensation Committee.”

(5)	Pursuant to the 2000 Omnibus Stock Plan, in 2003 and 2002 the Company issued nonqualified stock options to certain eligible Participants.

(6)	Includes the Company’s contributions made for the benefit and on behalf of the named executive officer under the following:

A.	Life Insurance — The dollar value of premiums for term life insurance paid by the Company for the benefit of each of the named executive officers is:

(1)
Name	2002	2003	2004

John E. Zawacki	$1,060	$1,139	$1,924
Bryan J. Flanagan	364	657	668
Thomas P. McKeever	545	1,157	1,176
Robert D. Crowley	544	619	675
Randall A. Scalise	309	324	400

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

B.	The Company’s Profit Sharing and 401(k) Plan —
     The Company’s Profit Sharing and 401(k) Plan has two components, a savings component, and a profit sharing component. Under the savings component, which is available to all eligible employees of the Company with six (6) months of service, the Company matches employees’ 401(k) contributions to the Plan of one percent (1%) to five percent (5%) of their salary. After January 1, 2002, Employee Contributions and the Matching Employer Contributions are always one hundred percent (100%) vested. Amounts allocated to the named executive officers are $10,000 in each of 2002 and 2003 and $10,250 in 2004, for each of John E. Zawacki, Robert D. Crowley, Thomas P. McKeever and Randall A. Scalise; and $10,000 in 2003 and $10,250 in 2004 for Bryan J. Flanagan. The amounts for 2002 do not include the amounts of overpayments that were subsequently refunded to each person after the year end. The amounts of the overpayments are as follows: John E. Zawacki ($2,243 in 2002), Robert D. Crowley ($2,280 in 2002), Thomas P. McKeever ($2,334 in 2002) and Randall A. Scalise ($766 in 2002).
     Under the 2004 profit sharing component of the Company’s Profit Sharing and 401(k) Plan, which covers all eligible employees of the Company with one or more years of service, the Company contributed ten percent (10%) of its “adjusted net income,” as defined in the Plan, to the Plan’s trust fund. Amounts contributed by the Company to the trust fund are allocated among participating employees based on salary and years of service to the Company, but allocations to the executive officers listed in this table are limited to $40,000 for 2002 and 2003 and $41,000 for 2004 (adjusted to take into account cost-of-living adjustments provided for under Section 415(d) of the Internal Revenue Code since 1986). The amounts allocated are invested in accordance with the instructions of the individual Plan participants in investments approved by the Plan trustees. Amounts allocated to the named executive officers are:

(1)
Name	2002	2003	2004

John E. Zawacki	$7,620	$4,868	$5,631
Bryan J. Flanagan	—	4,796	5,549
Thomas P. McKeever	7,583	4,844	5,604
Robert D. Crowley	7,620	4,868	5,631
Randall A. Scalise	7,613	4,863	5,625

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

C.	Benefit Restoration Plans — The following amounts were earned under the Company’s benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under the savings component of the Company’s Profit Sharing and 401(k) Plan due to limitations imposed by tax law:

(1)
Name	2002	2003	2004

John E. Zawacki	$11,234	$13,075	$15,165
Bryan J. Flanagan	—	4,353	4,935
Thomas P. McKeever	2,334	3,675	4,091
Robert D. Crowley	2,280	3,675	4,972
Randall A. Scalise	766	1,348	2,641

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

The following amounts were earned under the Company’s benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under the profit sharing component of the Company’s Profit Sharing and 401(k) Plan due to limitations impacted by tax law:

(1)
Name	2002	2003	2004

John E. Zawacki	$8,237	$6,144	$7,530
Bryan J. Flanagan	—	2,012	2,533
Thomas P. McKeever	1,636	1,689	2,081
Robert D. Crowley	1,595	1,689	2,150
Randall A. Scalise	472	469	859

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

The above-stated amounts under the Company’s benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under both the profit sharing and savings components of the Company’s Profit Sharing and 401(k) Plan were paid by the Company to the named executive officers in 2005 for 2004, in 2004 for 2003 and in 2003 for 2002.

D.	Temporary Housing and Transportation Expenses — The amount for Mr. Flanagan includes amounts related to temporary housing and transportation expenses provided as a condition of his employment in the amount of $23,729 for 2003 and $3,853 for 2002.

E.	Severance — Mr. Flanagan has a severance arrangement with the Company that provides for eighteen (18) months of his then current salary in the event of his involuntary separation with the company for other than material cause, retirement or death. Based on Mr. Flanagan’s current compensation, his severance payment would be $437,268.
(7) Mr. Flanagan was not an executive officer of the Company prior to 2002.
Stock Option Grants
      The 2000 Omnibus Stock Plan, (the “Omnibus Plan”), which is administered by the Compensation Committee (the “Committee”), permits the grant of awards to officers, directors, employees and consultants of the Company or of any of the Company’s affiliates (each, a “Participant”). The Committee may grant to eligible Participants awards of incentive stock options or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any parent or subsidiary of the Company. The Company granted no incentive stock options or nonqualified stock options during the Company’s last fiscal year.
      The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the named executive officers as of December 31, 2004. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options on		In the Money Options on
	December 31, 2004		December 31, 2004(2)
(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Zawacki	36,728	26,502	$585,381	$357,600
Bryan J. Flanagan	5,000	10,000	60,300	120,600
Thomas P. McKeever	5,000	13,200	60,300	172,952
Robert D. Crowley	3,000	12,067	36,180	154,416
Randall A. Scalise	-0-	6,201	-0-	83,672

(1)	The information provided in this table is also included in the Executive Compensation table above and is broken out here for the reader’s convenience.

(2)	Based on the market value of the underlying Common Stock at December 31, 2004 ($35.66) minus the relevant exercise price (either $17.10, $19.30, or $23.60).

Long Term Compensation Program
      The following table summarizes the awards made to named executive officers in the last completed fiscal year under the Company’s Long Term Compensation Program (the “Program”):
Long-Term Compensation Program — Awards in Last Fiscal Year

		Estimated Future Payouts under
		Non-Stock Price-Based Plans(4)(5)

(a)	(b)	(c)	(d)	(e)	(f)
	Number of Shares,	Performance or
	Units or Other	Other Period Until
	Rights	Maturation or	Threshold	Target	Maximum
Name	(#)(1)(2)	Payment(3)	($)	($)	($)

John E. Zawacki	6,775	3 years	$138,875	$277,750	$555,500
Bryan J. Flanagan	2,325	3 years	45,575	91,150	182,300
Thomas P. McKeever	2,325	3 years	45,575	91,150	182,300
Robert D. Crowley	2,325	3 years	45,575	91,150	182,300
Randall A. Scalise	1,025	3 years	19,871	39,741	79,482

(1)	The number of shares reflected in this column have already been awarded under the Program and are reflected in the Executive Compensation table above.

(2)	Pursuant to a matching award component of the Program, Messrs. Zawacki, McKeever and Crowley received 6,775, 2,325 and 2,325 shares, respectively.

(3)	The period reflected in this column applies only to the dollar amounts in columns (d), (e) and (f).

(4)	The dollar amounts in columns (d), (e) and (f) represent amounts that may be earned, if any, pursuant to the Program, by the named executive officers over the next three years only if certain goals set at the initiation of the Program are met.

(5)	The Compensation Committee, in its sole discretion, may elect to award shares, cash or a combination of both.
Change in Control Severance Agreements
      John Zawacki and each of the named Executive Officers have a Change in Control Severance Agreement with the Company. The agreements are for a term of three years and will be extended by the Board of Directors of the Company for an additional year upon each annual anniversary date of the date of the agreement such that the remaining term is three years. The agreements provide that at any time within three years following a change in control of the Company, if the Company terminates the executive’s employment with the Company for any reason other than death, disability, retirement, or “cause” (as defined in the agreements), or the executive voluntarily terminates his employment following demotion, loss of title, office, significant authority or responsibility, any material reduction in compensation or benefits, or relocation of his principal place of employment, the executive will be entitled to receive a payment in an amount equal to three times (two times for Mr. Scalise) his respective base annual salary in effect immediately prior to the Change in Control or his termination (whichever is greater) plus the greater of (a) the executive’s average annual incentive bonus over the previous three years or (b) the higher of the target incentive bonus in the year of the Change in Control or the year of termination. In addition, the agreements grant Messrs. Zawacki, Flanagan, McKeever and Crowley the right to walk-away from the Company in the thirteenth month following a Change in Control rather than accept a demotion, loss of title, office, significant authority or responsibility, any material reduction in compensation or benefits. The agreements also provide for the acceleration of vesting of any stock options or stock awards, the payment of three times (two times for Mr. Scalise) the amount of any target award under the Program and the continuation of certain life and medical insurance coverage, retirement and out placement benefits. In addition, the Company will make “gross-

up” payments to the executive if any payments or benefits to be made under the agreement are subject to excise tax.
COMMITTEES OF THE BOARD OF DIRECTORS
      During 2004, the Board of Directors held seven meetings. Each nominee for election to the Board of Directors attended more than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he or she served. All the members of the Board of Directors attended the prior year’s annual meeting. While the Company does not have a policy with regard to board members’ attendance at annual meetings, the Company strongly encourages such attendance.
      The Board of Directors has the following standing committees which met during fiscal year 2004: Executive Committee, Subsidiary Oversight Committee, Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee.
Executive Committee
      The Company has a standing Executive Committee of the Board of Directors which held seven meetings during 2004. The Executive Committee of the Board of Directors consists of John O. Hanna, Craig N. Johnson, Harriet Edelman and John E. Zawacki.
Subsidiary Oversight Committee
      The Company has a standing Subsidiary Oversight Committee that was established in 2004 and held two meetings in 2004. The Subsidiary Oversight Committee serves as an overseer of the Company’s subsidiaries, monitoring the propriety of transactions, accounting entries and ongoing operations of each subsidiary through regular reports from representatives of each subsidiary. The Subsidiary Oversight Committee consists of John E. Zawacki, Bryan J. Flanagan, Thomas P. McKeever, Robert D. Crowley and Michael A. Schuler.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee, which consists of Cynthia A. Fields, Murray K. McComas, Ronald L. Ramseyer and Michael A. Schuler, held three meetings during 2004. All members of the Nominating and Corporate Governance Committee are “independent” as that term is defined by the American Stock Exchange. The Nominating and Corporate Governance Committee is responsible for considering and recommending the nominees for director to stand for election at the Company’s Annual Meeting of Stockholders, as well as recommending director candidates in the interim and reviewing recommendations of nominees for executive officer positions. In addition, the Nominating and Corporate Governance Committee is responsible for developing, recommending, reviewing and evaluating various corporate governance principles and practices.
      Effective March 23, 2004, the Nominating and Corporate Governance Committee adopted a Nominating and Corporate Governance Committee charter. A copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website: www.blair.com.
      The Company does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes a policy specific to candidates recommended by security holders is not necessary because the Board follows the same evaluation procedures whether directors or stockholders recommend a candidate.
      In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. The Nominating and Corporate Governance Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Nominating and Corporate Governance Committee determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent director,” within the meaning of the American Stock Exchange and SEC rules, designated by the Nominating and Corporate Governance Committee, will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering any nominees previously submitted by stockholders.
      The Nominating and Corporate Governance Committee will identify an initial slate of candidates satisfying the qualifications set forth above. The Nominating and Corporate Governance Committee will then determine if other directors or senior management have relationships with the candidates and can initiate contacts. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee will evaluate the prospective candidates. Evaluations and recommendations of the Nominating and Corporate Governance Committee will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for election or appointment to the Board.
Audit Committee
      The Audit Committee consists of Harriet Edelman, John O. Hanna, Craig N. Johnson, and Michael A. Schuler. All members of the Audit Committee are “independent” as that term is defined by the American Stock Exchange. The Audit Committee assists the Board of Directors in fulfilling its responsibilities concerning corporate accounting, the reporting practices of the Company and the integrity and quality of financial reports of the Company. Michael A. Schuler is the “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee met six times during 2004.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors (the “Committee”) adopted a revised written charter on February 25, 2004. The Committee will reassess the adequacy of the Committee charter on a periodic basis.
      In accordance with its written charter the Committee assists the Board of Directors by fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
      In discharging its oversight responsibility as to the audit process, the Committee obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      The Committee reviewed and satisfied itself with the Company’s internal auditors and independent auditors, the overall scope and plans for their respective audits, and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.
      The Committee discussed, reviewed, and satisfied itself with the independent auditors’ communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements. In addition, the Committee considered the compatibility of non-audit services with the auditors’ independence.

      The Committee, or its Chairman on behalf of the Committee, discussed the interim financial information the Company contained in each quarterly earnings announcement with management and the independent auditors prior to public release. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.
      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and filed with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder ratification, of Ernst & Young LLP as independent public accountants of the Company for the year 2005 and the Board of Directors concurred in such recommendation.

Members of the Audit Committee

John O. Hanna (Chairman)
Harriet Edelman
Craig N. Johnson
Michael A. Schuler
Compensation Committee
      The Compensation Committee, consisting of Cynthia A. Fields, Craig N. Johnson, Murray K. McComas and Ronald L. Ramseyer, recommends policies for and levels of executive officer compensation, administers the Company’s 2000 Omnibus Stock Plan and provides oversight on corporate compensation and benefit programs and policies. All members of the Compensation Committee are “independent” as that term is defined by the American Stock Exchange. The Compensation Committee held seven meetings during 2004.
Compensation of Directors
      In 2004, non-management members of the Board of Directors each received an annual retainer consisting of a stock grant of 750 shares of the Company’s Common Stock issued on April 29, 2004 and a cash grant equal to the value of 750 shares of the Company’s Common Stock calculated as of the close of business on April 29, 2004. The value of this cash grant for each director was $19,515.
      Non-management members also received compensation in 2004 in the amount of $1,500 for each meeting of the Board of Directors attended and $1,000 for each meeting attended of each of the Committees of the Board of Directors. Craig N. Johnson earned $10,000 per month for serving as the Company’s Chairman of the Board. Beginning in April 2003, Committee chairs began receiving retainers for the following amounts: Audit Committee ($7,500), Compensation Committee ($3,500), and Nominating and Corporate Governance Committee ($3,500). In 2004, Harriet Edelman and John O. Hanna deferred their fees and cash grant directors’ compensation.
      Management members of the Board of Directors are not compensated for attending meetings of the Board of Directors or its Committees.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee currently consists of Cynthia A. Fields, Craig N. Johnson, Murray K. McComas and Ronald Ramseyer. Although not an appointed member of the Compensation Committee, John E. Zawacki, President and Chief Executive Officer of the Company participated at the request of the Committee in the evaluation and discussion of appropriate salary levels for all executive officers, except his own compensation.

Compensation Committee Report on Executive Officer Compensation
      For fiscal year 2004, the Compensation Committee made decisions on compensation for executive officers of the Company. In accordance with the rules of the SEC designed to enhance disclosure of policies concerning executive compensation, set forth below is the report submitted by this committee addressing the Company’s compensation policies with respect to executive officers for fiscal year 2004.
REPORT OF THE COMPENSATION COMMITTEE
      General. The Compensation Committee of the Board of Directors is responsible for salary levels, bonuses and other compensation components for all officers of the Company deemed by the Board of Directors to be within the SEC’s definition of “executive officer,” i.e., a company’s president, any vice president in charge of a principal business unit, division or function or any other officer or person who performs similar policymaking functions for the Company. All listed officers of the Company are considered executive officers.
      The Compensation Committee’s decisions on compensation levels for the Chief Executive Officer and other executive officers with respect to all compensation, with the exception of compensation received pursuant to the incentive programs, see discussion below under “Incentive Awards,” ultimately were subjective and were based on consideration of a number of qualitative factors. No one factor was determinative of the compensation level of any of the executive officers. Moreover, the Compensation Committee did not weigh any one factor against any other in a way that makes it possible to assign a numerical value to the weight of any factor in the determination of the salaries of the executive officers.
      John E. Zawacki, President and Chief Executive Officer of the Company, participated, at the request of the Compensation Committee, in the evaluation and discussion of appropriate salary levels for all executive officers, except his own compensation.
      Executive Salaries and Bonuses. The Compensation Committee annually reviews and evaluates base salaries and annual bonuses for its Chief Executive Officer and other executive officers pursuant to a compensation schedule (the “Schedule”), which is based both upon the recommendations of internal management and upon those of an outside compensation consultant. The Schedule was most recently updated in 2004 when a review was conducted of the compensation paid to the Company’s exempt employees, inclusive of all executive officers. The Schedule includes compensation ranges for differing position grades and levels based upon a review process that includes a proxy analysis and compensation surveys of related position responsibilities among similar industries, as well as the regional market, provided by the Company’s outside compensation consultant.
      Individual salaries for the Chief Executive Officer and other executive officers are determined on the basis of the executive officer’s job grade, experience, and individual performance. The Chief Executive Officer and executive officers’ salary ranges are reviewed annually, with assistance from the Company’s outside compensation consultant, to provide for as-needed and market-based adjustments. Ongoing market benchmarking relative to the placement of individual executive officer positions within the compensation structure is performed commensurate with changes in assigned duties and responsibilities. With the assistance of the Company’s outside compensation consultant, a comprehensive and market-based assessment of the Chief Executive Officer and other executive officer compensation structure is performed every three to four years.
      In 2004, the Compensation Committee reviewed the base salary ranges of the Chief Executive Officer and other executive officer levels and compared the Company’s base salary ranges with documented market ranges provided by the Company’s outside compensation consultant. The Chief Executive Officer and all executive officer base salaries fell within the market ranges for their respective salary levels.
      Incentive Awards. On January 19, 2004, the Compensation Committee reviewed and approved the incentive award schedule for fiscal year 2004. Under this incentive award schedule, executive officers were eligible to receive awards equal to a percentage of their base salary income for the year. The percentage is dependent upon the range of the Company’s income before income taxes for the year. The threshold payout goal for 2004 was $16,800,000. No incentive awards are received unless the Company’s income before income taxes equals or exceeds this threshold figure. If the company’s income before income taxes falls higher, within a graduated range, incentive awards are increased. The Company’s income before income taxes in 2004 was $23,366,647; consequently, the incentive compensation was paid by the Company to its executive officers in 2005 for fiscal year 2004.
      Stock Option Grants. The Omnibus Plan, a comprehensive benefits plan adopted at the Company’s April 18, 2000 Annual Meeting of Stockholders, gives the Company the ability to offer a variety of equity-based incentives to persons who are key to the Company’s growth, development, and financial success. There were no stock option grants in 2004.
      Restricted Stock Awards. Restricted stock awards under the Omnibus Plan are designed to recognize the contributions of individual employees, key to the Company’s performance and to align the interests of management and stockholders. For many years, the Company has endorsed the view that management and key employees of the Company should be stockholders of the Company, so that they will be motivated to increase stockholder value. This policy is implemented through the award of rights to purchase shares of the Company’s Common Stock under the Omnibus Plan to selected employees of the Company.
      The Compensation Committee selects employees to receive Employee Stock Purchase Plan awards under the Omnibus Plan (determined, in part, on recommendations of the Company’s executive officers), determines the number of shares subject to the award and establishes the price at which shares will be made available for purchase under the Omnibus Plan. Following July 2002, and in light of the requirements of the Sarbanes-Oxley Act of 2002, the Company no longer grants deferred purchase awards to executive officers. No awards were made in 2004 under this program.
      For 2004, the Compensation Committee adopted a new Long-Term Compensation Program (the “Program”) for Executive Officers that provides grants of restricted stock and performance shares. On January 19, 2004, the Compensation Committee reviewed and approved the award schedule for the new Program. This Program provides for Executive Officers to be paid, based on the cumulative results of the Company’s pre-tax net income for the three years beginning in 2004, an opportunity based on a multiple of the employee’s base salary; the multiple is determined using market survey data provided by an outside consultant. The compensation is payable in two equal parts: half is an award of Restricted Stock, see discussion above under “Restricted Stock Awards;” the other half is performance shares payable in cash or stock at the end of the performance period, which decision to pay in cash, stock or a combination of both is at the discretion of the Compensation Committee, as ratified by the Board of Directors. The amount of this latter half is determined by the actual three-year results measured against the cumulative goals set at the initiation of the program by the Board of Directors. Please see “Long Term Incentive Plans — Awards in Last Fiscal Year” table on page 15 for the Threshold, Target and Maximum share amounts.
      On February 4, 2004, in accordance with this Program, restricted stock awards were made to eighteen executive officers totaling 27,275, with individual grants ranging from 675 to 6,775 shares. All awards made to executive officers in 2004 (under the Long-Term Compensation Program) were subject to a five year vesting schedule, whereby shares vest 20% each year. Executive officers were also able to qualify for matching share awards based on their purchases of Company stock on the open market, or through their personal DRIP accounts, during the period from February 18, 2004 to December 15, 2004. These awards were granted on December 16, 2004, to seven qualifying participants. Accordingly, 13,925 restricted share awards were granted as fully paid at the closing price on December 16, 2004 ($36.50).

      The Compensation Committee is composed entirely of independent directors. Decisions of the Committee are final and binding on the Company, subject to ratification by the Board of Directors.

Members of the Compensation Committee

Craig N. Johnson (Chairman)
Murray K. McComas
Ronald L. Ramseyer
Cynthia A. Fields

STOCK PERFORMANCE GRAPH
      The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of the AMEX Market Value Index and two industry indexes. The two industry indexes are the Peer Group Index (the “old industry index”); the index used in the performance graph of the proxy statement for the April 29, 2004 annual meeting of stockholders, and the S&P 1500 Retailing Index. The Peer Group Index consists of Coldwater Creek, Inc., Concepts Direct, Inc., The J Jill Group, Inc., Sharper Image Corp., and Williams-Sonoma, Incorporated. The change from the Peer Group Index to the S&P 1500 Retailing Index reflects what the Company believes is an index that is a more representative comparison for the Company’s industry. Few publicly listed companies currently focus their primary business in the alternative channels of mail and e-commerce. This has led to the Company’s competition increasingly coming from other sources of retailing. The graph below assumes $100 invested on January 1, 2000 in Blair Corporation Stock, AMEX Market Value Index, S&P 1500 Retailing Index and Peer Group Index.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
Among Blair Corporation Common Stock, AMEX Market Value Index
S&P 1500 Retailing Index and Peer Group Index**

		AMEX Market Value		S&P 1500 Retailing
	Blair Corporation	Index	Peer Group Index***	Index

1/1/00	100.00	100.00	100.00	100.00
2000	137.00	102.00	59.00	77.00
2001	172.00	97.00	98.00	92.00
2002	183.00	94.00	120.00	71.00
2003	196.00	134.00	155.00	102.00
2004	293.00	164.00	177.00	124.00

	1/1/2000	2000	2001	2002	2003	2004
Blair Corporation	100	137	172	183	196	293
AMEX Market Value Index	100	102	97	94	134	164
S&P 1500 Retailing Index	100	77	92	71	102	124
Peer Group Index***	100	59	98	120	155	177

*	Total return assumes reinvestment of dividends.

**	Fiscal year ending December 31.

***	Spiegel, Inc. and Hanover Direct, Inc., which were included in the Peer Group Index for the Company’s 2004 Proxy Statement, have not been included in the 2005 Peer Group Index because they are no longer publicly traded companies.

      The closing price of the Company’s Common Stock on the American Stock Exchange on March 4, 2005, was $35.05.
      The Report of the Compensation Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Security Holder Communications with the Board of Directors
      The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of Blair Corporation at 220 Hickory Street, Warren, PA 16366. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.”
PROPOSAL 2. APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
      The Company’s independent accountants for the year ended December 31, 2004 were Ernst & Young LLP. The Audit Committee of the Company’s Board of Directors has reappointed Ernst & Young LLP to continue as independent accountants for the Company for the year ending December 31, 2005, subject to the ratification of such appointment by the stockholders. Fees for the last two fiscal years were:

	2004	2003

Audit Fees(1)	$823,974	$212,966
Audit-Related Fees(2)	50,200	21,000
Tax Fees(3)	57,964	168,043
All Other Fees(4)	—	20,966

(1)	Fees billed for professional services such as annual audit and quarterly statement review, including $490,000 in fees related to the implementation of, and compliance with, the new regulatory requirements of the Sarbanes-Oxley Act, primarily associated with the Company’s internal control over financial reporting.

(2)	Fees billed for assurance and related services relating to audit and financial statements, including $30,000 in fees related to the implementation of, and compliance with, the new regulatory requirements of the Sarbanes-Oxley Act, primarily associated with the Company’s internal control over financial reporting.

(3)	Fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Services, other than audit fees, audit related fees or tax services.
      All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.
      A resolution calling for the ratification of the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.
      The Audit Committee of the Board of Directors recommends ratification of the appointment of Ernst & Young LLP.
OTHER MATTERS
      Management does not know of any matters to be brought before the meeting other than the matters that are set forth in the Notice of the Annual Meeting of Stockholders that accompanies this Proxy Statement and are described herein. In the event that any such matters do come properly before the meeting, it is intended that the persons named in the form of proxy solicited by management will vote all proxies in accordance with their best judgment.
Receipt of Stockholder Proposals
      Any stockholder proposals which are to be presented for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders in reliance on Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Corporate Secretary of Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than November 21, 2005. The proxy to be solicited on behalf of the Company for the 2006 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2006 Annual Meeting of Stockholders.
Expense of Solicitation of Proxies
      The cost of solicitation of proxies on behalf of management will be borne by the Company. Directors, officers and other employees of the Company, without additional compensation, may also solicit proxies personally or by telephone therefor. The Company will also request persons, firms and companies holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Daniel R. Blair
Secretary

Dated:	March 21, 2005 Warren, Pennsylvania

DETACH CARD

P R O X Y		THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BLAIR CORPORATION

The undersigned hereby appoints Craig N. Johnson, Daniel R. Blair, and Bryan J. Flanagan, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Blair Corporation, to be held at The Library Theatre, 302 Third Avenue West, Warren, Pennsylvania on Thursday, April 21, 2005 at 11:00 A.M. and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present in the manner directed by the undersigned.

The Board recommends a vote FOR the election of the nominees listed in Item 1.

1. THE ELECTION OF DIRECTORS

	FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐

	(except as shown below to the contrary)	to vote for all nominees listed below

Steven M. Blair, Robert D. Crowley, Harriet Edelman, Cynthia A. Fields, Bryan J. Flanagan, John O. Hanna, Craig N. Johnson, Murray K. McComas, Thomas P. McKeever, Ronald L. Ramseyer, Michael A. Schuler, John E. Zawacki

(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

The Board recommends a vote FOR the ratification of Ernst & Young LLP as auditors in Item 2.

2. RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS:

☐ FOR ☐ AGAINST ☐ ABSTAIN

(Continued and to be signed, on the reverse side)

Blair Corporation Headquarters

220 Hickory Street
Warren, Pennsylvania

DETACH CARD

(Continued from reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1, AND FOR THE RATIFICATION OF AUDITORS IN ITEM 2; AND THE PROXIES ARE AUTHORIZED, IN ACCORDANCE WITH THEIR JUDGMENT, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

DATE:		, 2005

(Sign here)

INSTRUCTIONS: The signer hereby revokes all
proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Please sign, date, and return your proxy promptly in the
enclosed envelope to National City Bank, P.O. Box 535300,
Pittsburgh, PA 15253.